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                                                     Exhibit 23.3



                     CONSENT OF OSLER, HOSKIN & HARCOURT




The  Board of Directors
Oceanic Exploration Company:


We hereby consent to the reference to our firm under the heading "Legal Proceedings" in the prospectus contained in this Registration Statement.


                              OSLER, HOSKIN & HARCOURT


Toronto, Canada
December 4, 1995